UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2025

Acadia Healthcare Company, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35331	45-2492228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Tower Circle, Suite 1000 Franklin, Tennessee	37067
(Address of Principal Executive Offices)	(Zip Code)

(615) 861-6000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ACHC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Todd Young as Chief Financial Officer

On October 7, 2025, the Board of Directors of Acadia Healthcare Company, Inc. (the “Company”) appointed Todd Young to serve as the Company’s Chief Financial Officer (“CFO”), effective October 27, 2025. Timothy Sides currently serves as the Interim CFO and will continue to serve in that capacity until Mr. Young’s appointment becomes effective, at which time Mr. Sides will cease serving as Interim CFO and will resume his role as Senior Vice President, Operations Finance, of the Company.

Mr. Young, age 54, joins the Company from Elanco Animal Health (“Elanco”), where he served as Executive Vice President and Chief Financial Officer since November 2018. Prior to joining Elanco, he served as Executive Vice President and Chief Financial Officer at ACADIA Pharmaceuticals Inc., a biopharmaceutical company, from August 2016 to October 2018, where he oversaw their financial functions as well as information technology and facilities. He earned a bachelor’s degree in economics from Grinnell College and a law degree from the University of Michigan School of Law.

There is no arrangement or understanding between Mr. Young and any other person pursuant to which Mr. Young was appointed as the Company’s CFO. There are no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Young is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreement with Todd Young

In connection with his appointment, the Company and Mr. Young have entered into an employment agreement (the “Employment Agreement”), pursuant to which Mr. Young will be entitled to the following compensation: (i) an annualized base salary of $725,000 per year, subject to increase by the Company’s Board of Directors (the “Board”) or the Compensation Committee (the “Compensation Committee”) of the Board (“Base Salary”); (ii) beginning with the year ended December 31, 2026, eligibility to earn a target annual cash bonus of 85% of Base Salary and up to a maximum cash bonus equal to two (2) times the target annual cash bonus for such year, if and only if Mr. Young and the Company achieve the performance criteria specified by the Board or the Compensation Committee for such year, as determined by the Board or the Compensation Committee in its sole discretion; (iii) a one-time cash award in an amount equal to $460,000 (the “Cash Award”), payable in lump sum on or before March 31, 2026, provided that Mr. Young remains employed by the Company through such payment date; (iv) a one-time grant of time-based restricted stock units (“RSUs”) with an aggregate grant date fair value of $1,200,000, subject to three-year ratable time vesting from the date of grant; (v) commencing with the 2026 fiscal year, annual grants of long-term incentive awards in amounts as determined by the Compensation Committee and on terms and conditions comparable to the Company’s other executive officers; provided, that the annual equity awards for the 2026 fiscal year will have an annual grant date fair value of no less than $2,900,000; (vi) eligibility for severance benefits upon the termination of Mr. Young’s employment without Cause (as defined in the Employment Agreement) or due to his resignation for Good Reason (as defined in the Employment Agreement) (each, a “Qualifying Termination”) and (vii) reimbursement for reasonable expenses incurred by Mr. Young to permanently relocate to the greater Franklin, Tennessee area within 12 months of his start date. The RSUs and grants of long-term incentive awards described above will be subject to the terms and conditions of award agreements that are substantially consistent with the award agreements issued to the other executive officers of the Company.

Upon a Qualifying Termination, Mr. Young will be eligible to receive (i) his unpaid Base Salary through the date of termination (the “Termination Date”); (ii) an amount equal to the actual annual cash bonus amount to which he would be entitled with respect to the calendar year in which the Termination Date occurs, determined based on achievement of the performance objectives specified in Mr. Young’s bonus plan for such year, as determined by the Board or the Compensation Committee in its sole discretion, which amount shall be prorated based on the actual number of days elapsed in such year prior to the Termination Date; (iii) an amount equal to one times the target annual cash bonus amount to which Mr. Young would be entitled with respect to the calendar year in which the Termination Date occurs, determined as if all of the performance objectives specified in Mr. Young’s bonus plan for such year have been achieved at the target level, whether or not such objectives actually have been achieved as of the Termination Date; (iv) an amount equal to 12 months of his Base Salary as in effect on the Termination Date (such 12-month period, the “Severance Period”); (v) payment of the annual cash bonus for the prior year, as well as the Cash Award, to the extent not previously paid; (vi) payment in respect of any unused paid time off and sick pay of Mr. Young, in such amounts as have accrued as of the Termination Date, and reimbursement of any business expenses incurred by Mr. Young but not reimbursed prior to the Termination Date; and (vii) reimbursement for the cost of any COBRA (as defined in the Employment Agreement) premiums incurred by him during the Severance Period. Upon a Qualifying Termination, all equity and equity-based awards granted to Mr. Young prior to the Termination Date (the “Equity Awards”) shall be treated as set forth below: (A) the Equity Awards subject to time-based vesting requirements will be deemed fully vested on the Termination Date; and (B) the Equity Awards subject to performance-based vesting requirements will remain outstanding and eligible to vest based on actual achievement of the applicable performance conditions, subject to the terms and conditions set forth in the applicable award agreement and/or governing documentation.

In connection with his appointment, the Company will enter into its form of indemnification agreement with Mr. Young.

The description of the Employment Agreement is qualified in its entirety by the terms of the Employment Agreement, a copy of which is attached as Exhibit 10 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On October 7, 2025, the Company issued a press release announcing Mr. Young’s appointment. A copy of the press release is furnished as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10	Employment Agreement, dated as of October 7, 2025, by and between Acadia Management Company, LLC and Todd Young

99	Press Release of Acadia Healthcare Company, Inc., dated October 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2025	ACADIA HEALTHCARE COMPANY, INC.

	By:	/s/ Brian P. Farley
Brian P. Farley
Executive Vice President, Secretary and General Counsel